                                                  Registration No.  33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under

                           THE SECURITIES ACT OF 1933

                               BOCA RESEARCH, INC.
                           ---------------------------

               (Exact name of issuer as specified in its charter)

         Florida                                         59-2479377
--------------------------------------------------------------------------------
(State of Incorporation)                    (IRS Employer Identification Number)

         1601 Clint More Road, Boca Raton, Florida 33487 (561) 997-6227
         --------------------------------------------------------------
          (Address and telephone number of Principal Executive Offices)

                               BOCA RESEARCH, INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plan)
                               Robert P. Heinlein
                            Vice President of Finance
                             Chief Financial Officer
                               Boca Research, Inc.
                              1601 Clint Moore Road
                            Boca Raton, Florida 33487
                                 (561) 997-6227
            (Name, address and telephone number of agent for service)

                                    Copy to:
                         Francis J. Feeney, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600

                         CALCULATION OF REGISTRATION FEE

                                              Proposed       Proposed
     Title of                                  Maximum        Maximum
    Securities                    Amount      Offering       Aggregate      Amount of
       to be                      to be        Price         Offering     Registration
    Registered                Registered(1)  Per Share        Price           Fee
Boca Research, Inc.
1996 Non-Employee Director
STOCK OPTION PLAN
Common Stock,
$.01 par value                  200,000     $4.50-25.00(2)  $1,562,971.00  $412.62
per share
                                300,000     $4.0625(3)      $1,218,750.00  $321.75



(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(c) and (h), the price of $4.0625 per share, which is the average of the high and low sale prices reported on the National Association of Securities Dealers Automated Quotation System on May 24, 2000, is set forth solely for purposes of calculating the filing fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         The documents containing the information specified in this Item 1 will be sent or given to non-employee directors as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in this Item 2 will be sent or given to non-employee directors as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference the documents listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         In the case of proceedings by or in the right of the corporation,
Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

         Section 607.0850 further provides that to the extent that a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section
607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

         Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was unlawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Company's Amended and Restated Articles of Incorporation and By-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law.

         The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

         The Company has entered into separate indemnification agreements with its directors and officers. The indemnity agreements create certain indemnification obligations of the Company in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         NUMBER   DESCRIPTION

           3.1    Amended and Restated Articles of Incorporation (filed as
                  Exhibit 3.2 to the Company's Registration Statement on form S-1, file No. 33-56530 and incorporated herein by reference)

           3.2 By-laws of the Company (filed as Exhibit 3.4 to the Company's Registration Statement on form S-1, file No. 33-56530 and incorporated herein by reference)

           4.1    Boca Research, Inc. 1996 Non-Employee Director Stock Option
                  Plan

           4.2    First Amendment to the 1996 Non-Employee Director Stock
                  Option Plan

           4.3 Second Amendment to the 1996 Non-Employee Director Stock Option Plan

           5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation

           23.1   Independent Auditors' Consent

           23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes the following:

         (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (d) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             [THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on May 31, 2000.

                                                             BOCA RESEARCH, INC.



                                              By: /S/ ROBERT W. FERGUSON
                                                  Name: Robert W. Ferguson
                                                  Title: Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                     TITLE                         DATE
/s/ Robert W. Ferguson       Chief Executive Officer           May 31, 2000
--------------------------   and Chairman of the
Robert W. Ferguson           Board of Directors
                             (principal executive officer)

/s/ Robert P. Heinlein       Vice President of                 May 31, 2000
--------------------------   Finance and Chief Financial
Robert P. Heinlein           Officer (principal financial
                             and accounting officer)

/s/ Robert W. Ferguson       Director                          May 31, 2000
--------------------------
Robert W. Ferguson


/s/ H. Ric Luhrs             Director                          May 31, 2000
--------------------------
H. Ric Luhrs


/s/ Douglas K .Raborn        Director                          May 31, 2000
--------------------------
Douglas K. Raborn


/s/ Joseph M. O'Donnell      Director                          May 31, 2000
--------------------------
Joseph M. O'Donnell


/s/ Arthur R. Wyatt          Director                          May 31, 2000
--------------------------
Arthur R. Wyatt


/s/ Blaine E. Davis          Director                          May 31, 2000
--------------------------
Blaine E. Davis


/S/ Eduard Will              Director                          May 31, 2000
--------------------------
Eduard Will


/s/ Karl Gruns               Director                          May 31, 2000
--------------------------
Karl Gruns


/s/ Michael S. Polacek       Director                          May 31, 2000
--------------------------
Michael S. Polacek


/s/ Bernard A. Carballo      Director                          May 31, 2000
--------------------------
Bernard A. Carballo


/s/ Philip A. Vachon         Director                          May 31, 2000
--------------------------
Philip A. Vachon


/s/ Rob Von Oostenbrugge     Director                          May 31, 2000
-------------------------
Rob von Oostenbrugge


EXHIBIT INDEX

NUMBER   DESCRIPTION

 3.1     Amended and Restated Articles of Incorporation (filed as Exhibit 3.2 to the Company's Registration Statement on form S-1, file No. 33-56530 and incorporated herein by reference)

 3.2     By-laws of the Company (filed as Exhibit 3.4 to the Company's
         Registration Statement on form S-1, file No. 33-56530 and incorporated herein by reference)

 4.1     Boca Research, Inc. 1996 Non-Employee Director Stock Option Plan

 4.2     First Amendment to the 1996 Non-Employee Director Stock Option Plan

 4.3     Second Amendment to the 1996 Non-Employee Director Stock Option Plan

 5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation

23.1     Independent Auditors' Consent

23.2     Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation
         (included in Exhibit 5.1)
